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                                                                    EXHIBIT 10.5


                                 PROMISSORY NOTE



$300,000.00
November 8, 2000


     ON DEMAND, for value received, Liquitek Enterprises, Inc. promises to pay to the order of Lighthouse, Inc. at 1350 E. Draper Parkway, Draper, Utah 84020 in the State of Utah the sum of Three Hundred Thousand Dollars, in lawful money of the United States of America, with interest at the rate of 6.2 percent per annum.

All due and payable on or before December 22, 2001. The sum due at the aforementioned time is $318,549. (Three Hundred-Eighteen Thousand Five Hundred-Forty-Nine Dollars.)

Should suit be commenced to enforce payment of this note, Liquitek Enterprises, Inc. promises to pay such additional sum as the court may adjudge reasonable as attorney's fees in said suit.


Lighthouse, Inc.                        Liquitek Enterprises, Inc.


/s/ Culley W. Davis                     /s/ Lester W. B. Moore
--------------------------              --------------------------
By:  Culley W. Davis                    By:  Lester W. B. Moore
     Chief Executive Officer                 Chief Executive Officer


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